Exhibit 4.1

AMENDMENT NO. 2

TO

LOAN AND SERVICING AGREEMENT

THIS AMENDMENT NO. 2 TO LOAN AND SERVICING AGREEMENT (this “Amendment”) dated as of July 27, 2010, is entered into by and among Harley-Davidson Warehouse Funding Corp., a Nevada corporation (the “Borrower”), Harley-Davidson Credit Corp., a Nevada corporation (the “Servicer”), certain commercial paper conduits party hereto (the “Conduit Lenders”), certain financial institutions party hereto as committed lenders (the “Committed Lenders” and together with the Conduit Lenders, the “Lenders”), the financial institutions party hereto as administrative agents (the “Administrative Agents”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Citicorp North America, Inc., as syndication agents (the “Syndication Agents”) and JPMorgan, as program agent (the “Program Agent”) and is made in respect of the Loan and Servicing Agreement dated as of April 30, 2009 among the Borrower, the Servicer, the Lenders, the Administrative Agents, the Syndication Agents and the Program Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Loan Agreement as amended hereby.

WHEREAS, the Borrower, the Servicer, the Lenders, the Administrative Agents, the Syndication Agents and the Program Agent have agreed to amend the Loan Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Servicer, the Lenders, the Administrative Agents, the Syndication Agents and the Program Agent agree as follows:

1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

The definition of “Maturity Date” in Section 1.01 of the Loan Agreement is amended to delete the date “July 28, 2010” therein and to substitute therefor the date “September 10, 2010”.

2. Conditions Precedent. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:

(a) the Administrative Agents shall have received a copy of this Amendment duly executed by each party hereto and acknowledged by each Hedge Counterparty; and

(b) the Administrative Agents shall have received such other documents, instruments and agreements as such Administrative Agents may have reasonably requested.

3. Representations and Warranties of the Borrower and the Servicer. Each of the Borrower and the Servicer, as to itself, hereby represents and warrants to the Program Agent, each Administrative Agent and the Lenders as of the date hereof that:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and the Servicer and are enforceable against the Borrower and the Servicer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Upon the effectiveness of this Amendment, each of the Borrower and the Servicer hereby reaffirms all representations and warranties made by it in Article IV of the Loan Agreements, as amended, and agrees that all such representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date.

(c) As of the date hereof, no Event of Termination, Incipient Event of Termination, Early Amortization Event or Servicer Termination Event has occurred and is continuing.

4. Reference to and Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 1 hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) The Loan Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect until hereafter terminated in accordance with their respective terms, and the Loan Agreement and such documents, instruments and agreements are hereby ratified and confirmed.

(c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Program Agent, any Administrative Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Costs and Expenses. The Borrower agrees to pay all costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Program Agent, each Syndication Agent and each Lender in connection with the preparation, execution and enforcement of this Amendment; provided that (a) the Borrower shall not be obligated to pay or reimburse the costs and expenses of more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) serving as external counsel for all of the Program Agent and the Syndication Agents in connection with such

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preparation and execution of this Amendment, and (b) the Borrower shall not be obligated to pay or reimburse the costs and expenses of more than one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) serving as counsel for the Program Agent and the Syndication Agents and one primary law firm (and, in addition to such primary law firm, one local counsel engaged in each relevant jurisdiction by such primary law firm) serving as counsel for all of the Lenders in connection with any such enforcement of this Amendment.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile (transmitted by telecopier or by email) shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their duly authorized signatories as of the date first above written.

HARLEY-DAVIDSON WAREHOUSE FUNDING CORP., as Borrower

By:	/s/ Perry A. Glassgow
	Name:	Perry A. Glassgow
	Title:	Vice President, Treasurer and Assistant Secretary

HARLEY-DAVIDSON CREDIT CORP., as Servicer

By:	/s/ Perry A. Glassgow
	Name:	Perry A. Glassgow
	Title:	Vice President and Treasurer

Signature page to

Amendment No. 2 to Loan and Servicing Agreement

JPMorgan Chase Bank Lender Group	JPMORGAN CHASE BANK, N.A., as Program Agent, as an Administrative Agent, as a Syndication Agent and as a Committed Lender

	By:	/s/ Brian K. Honda
Name: Brian K. Honda
Title: Vice President

CHARIOT FUNDING LLC, as a Conduit Lender

	By:	JPMorgan Chase Bank, N.A., its Attorney-in-Fact

	By:	/s/ Brian K. Honda
Name: Brian K. Honda
Title: Vice President

Signature page to

Amendment No. 2 to Loan and Servicing Agreement

Citigroup North America Lender Group	CITICORP NORTH AMERICA, INC., as an Administrative Agent and as a Syndication Agent

	By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

CIESCO, LLC, as a Conduit Lender

	By:	Citicorp North America, Inc., its as Attorney-in-Fact

	By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

CITIBANK, N.A., as a Committed Lender

	By:	/s/ Karrie L. Truglia
Name: Karrie L. Truglia
Title: Vice President

Signature page to

Amendment No. 2 to Loan and Servicing Agreement

Deutsche Bank AG, New York	DEUTSCHE BANK AG, NEW YORK BRANCH,
Branch Lender Group	as an Administrative Agent and as a Committed Lender

	By:	/s/ Ozan Kaya
		Name:	Ozan Kaya
		Title:	Vice President

	By:	/s/ Daniel Gerber
		Name:	Daniel Gerber
		Title:	Director

SEDONA CAPITAL FUNDING CORP., LLC,
as a Conduit Lender

	By:	/s/ Doris J. Hearn
		Name:	Doris J. Hearn
		Title:	Vice President

Signature page to

Amendment No. 2 to Loan and Servicing Agreement

The Royal Bank of Scotland plc	THE ROYAL BANK OF SCOTLAND PLC,
Lender Group	as an Administrative Agent and as a Committed Lender

	By:	RBS Securities Inc., as agent

	By:	/s/ David Viney
		Name:	David Viney
		Title:	Managing Director

AMSTERDAM FUNDING CORPORATION,
as a Conduit Lender

	By:	/s/ Jill A. Russo
		Name:	Jill A. Russo
		Title:	Vice President

Signature page to

Amendment No. 2 to Loan and Servicing Agreement

CONSENT

Each of the undersigned Hedge Counterparties consents to the foregoing Amendment No. 2 to the Loan Agreement and agrees, as contemplated in the Schedule comprising part of its Hedge Agreement, that all terms in such Hedge Agreement that are defined by reference to the Loan Agreement shall be deemed to refer to such terms as amended hereby.

CITIBANK, N.A.,
as a Hedge Counterparty

By:	/s/ Karrie L. Truglia
	Name:	Karrie L. Truglia
	Title:	Vice President

JPMORGAN CHASE BANK, N.A. as a Hedge Counterparty

By:	/s/ Brian K. Honda
	Name:	Brian K. Honda
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Hedge Counterparty

By:	/s/ Steven Kessler
	Name:	Steven Kessler
	Title:	Director

By:	/s/ Kathleen Yohe
	Name:	Kathleen Yohe
	Title:	Director

Consent to

Amendment No. 2 to Loan and Servicing Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as a Hedge Counterparty

By:	RBS Securities Inc., as agent

By:	/s/ David E. Wagner
	Name:	David E. Wagner
	Title:	Managing Director

Consent to

Amendment No. 2 to Loan and Servicing Agreement